Exhibit 12

                                   TRISM, INC.
                     COMPUTATION OF FIXED RATIO OF EARNINGS
                                TO FIXED CHARGES
       For the twelve months ended December 31, 1999, 1998, 1997, 1996 and 1995
                                 (in millions)



                                                FISCAL YEAR ENDED DECEMBER 31,
                                               -------------------------------

                                          1999       1998      1997       1996      1995
                                          ----       ----      ----       ----      ----
(Loss) income from continuing            $(18.2)    $(8.4)    $(8.1)    $ (9.9)    $ 5.5
 operations before income taxes
Amortization of deferred debt               1.8       0.8       0.7        0.7       0.6
 issuance cost
Interest expense                           13.0      15.1      14.6       14.5      14.1
Appropriate portion (1/3) of rentals        3.6       4.4       5.1        5.0       2.2
                                        -------   -------    ------    -------     -----
Earnings available for fixed             $  0.2      11.9      12.3       10.3      22.4
  charges                               --------  -------    ------    -------     -----

Amortization of deferred debt            $  1.8       0.8       0.7        0.7       0.6
 issuance cost
Interest expense                           13.0      15.1      14.6       14.5      14.1
Appropriate portion (1/3) of rentals        3.6       4.4       5.1        5.0       2.2
                                        --------  -------    ------    -------     -----
Fixed charges                            $ 18.4      20.3      20.4       20.2      16.9
                                        --------  -------    ------    -------     -----
Ratio of earnings available to fixed        0.0x      0.6x      0.6x       0.5x      1.3x
 charges(1)                             =======   =======    ======    =======     =====


-----------
(1) Coverage of fixed charges is determined by dividing income from continuing operations before income taxes and extraordinary items, cumulative effect of accounting change, interest expense, debt issuance cost amortization and the interest portion of rental expense deemed representative of the interest factor by the sum of interest expense, debt issuance cost amortization and the portion of the rental expense deemed representative of the interest factor. For the twelve months ended December 31, 1999, 1998, 1997 and 1996, earnings available for fixed charges were inadequate to cover fixed charges by $18.2, $8.4, $8.1 and $9.9 million, respectively.

Pro forma ratio of earnings to fixed charges(1)


                                                         1999
                                                         ----
(Loss) income from continuing                           $(5.6)
 operations before income taxes
Amortization of deferred debt issuance cost               0.4
Interest expense                                         10.0
Appropriate portion (1/3) of rental                       3.6
                                                        -----
Earnings available for fixed charges                    $ 8.4
                                                        -----
Amortization of deferred debt issuance cost               0.4
Interest expense                                         10.0
Appropriate portion (1/3) of rentals                      3.6
                                                        -----
Pro forma fixed charges                                 $14.0
                                                        -----
Ratio of earnings available to fixed                      0.6x
  charges(2)                                            =====

----------
(1) The Pro forma ratio of earnings to fixed charges for the twelve months ended December 31, 1999 reflects the Company's emergence from bankruptcy and adoption of fresh-start reporting.
(2) Coverage of fixed charges is determined by dividing income from continuing operations before income taxes and extraordinary items, cumulative effect of accounting change, interest expense, debt issuance cost amortization and the interest portion of rental expense deemed representative of the interest factor by the sum of interest expense, debt issuance cost amortization and the portion of the rental expense deemed representative of the interest factor. For the Pro forma twelve months ended December 31, 1999, earnings available for fixed charges were inadequate to cover fixed charges by $5.6 million.